Exhibit 99.3

July 20, 2021 09:17 AM Eastern Daylight Time

CENTRAL ISLIP, N.Y.--(BUSINESS WIRE)--AmerisourceBergen (NYSE: ABC), Cardinal Health (NYSE: CAH) and McKesson (NYSE: MCK) announced today that they have agreed to pay up to $1.179 billion in a settlement with the State of New York and its participating subdivisions, including Nassau and Suffolk Counties, to resolve opioid-related claims. This settlement was negotiated in connection with the ongoing negotiations toward a broad resolution under the previously disclosed settlement framework intended to resolve claims brought by other states, counties and other political subdivisions. The companies view today’s settlement as an important step toward finalizing a broad settlement with states, counties, and political subdivisions. If the broad settlement is reached, New York and its participating subdivisions will become part of that broader agreement.

This settlement reflects an agreement of the plaintiffs to dismiss the cases, which are currently being tried, in exchange for the distributors’ agreement that New York and its participating subdivisions will receive a settlement amount consistent with their allocations under the broad settlement framework, as well as certain attorneys’ fees and costs.

While the companies strongly dispute the allegations at issue in the trial, they believe this resolution will allow the companies to focus their attention and resources on the safe and secure delivery of medications and therapies while delivering meaningful relief to affected communities, and will also support efforts to achieve a broad resolution under the previously disclosed framework.

The distributors remain deeply concerned about the impact the opioid epidemic is having on communities across the nation and remain committed to being part of the solution.

Cautionary Statements Regarding Forward Looking Statements

The preceding descriptions of a resolution of certain opioid-related claims against pharmaceutical distribution companies constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, that involve risks and uncertainties that could cause actual results to differ materially from those in those statements. It is not possible to identify all such risks and uncertainties. The reader should not place undue reliance on forward-looking statements, which speak only as of the date they are first made. Except to the extent required by law, the companies undertake no obligation to publicly update forward-looking statements. Investors should read the important risk factors described in each company’s Form 10-K, Form 10-Q and Form 8-K reports filed with the Securities and Exchange Commission.

About AmerisourceBergen

AmerisourceBergen fosters a positive impact on the health of people and communities around the world by advancing the development and delivery of pharmaceuticals and healthcare products. As a leading global healthcare company, with a foundation in pharmaceutical distribution and solutions for manufacturers, pharmacies and providers, we create unparalleled access, efficiency and reliability for human and animal health. Our 41,000 global team members power our purpose: We are united in our responsibility to create healthier futures.

About Cardinal Health
Cardinal Health is a distributor of pharmaceuticals, a global manufacturer and distributor of medical and laboratory products, and a provider of performance and data solutions for healthcare facilities. With 50 years in business, operations in more than 40 countries and approximately 48,000 employees globally, Cardinal Health is essential to care. Information about Cardinal Health is available at cardinalhealth.com.

About McKesson Corporation
McKesson Corporation is a global leader in healthcare supply chain management solutions, retail pharmacy, community oncology and specialty care, and healthcare information solutions. McKesson partners with pharmaceutical manufacturers, providers, pharmacies, governments and other organizations in healthcare to help provide the right medicines, medical products and healthcare services to the right patients at the right time, safely and cost-effectively. United by our ICARE shared principles, our employees work every day to innovate and deliver opportunities that make our customers and partners more successful - all for the better health of patients. McKesson has been named a “Most Admired Company” in the healthcare wholesaler category by FORTUNE, a “Best Place to Work” by the Human Rights Campaign Foundation, and a top military-friendly company by Military Friendly. For more information, visit www.mckesson.com.

Contacts
AmerisourceBergen
Investor Contact:
Bennett S. Murphy
610-727-3693
bmurphy@amerisourcebergen.com

Media Contact:
Gabe Weissman
610-727-3696
gweissman@amerisourcebergen.com

Cardinal Health
Investor Contact:
Kevin Moran
614-757-7942
kevin.moran@cardinalhealth.com

Media Contact:
Erich Timmerman
847-887-1487
Erich.Timmerman@cardinalhealth.com

McKesson
Investor Contact:
Holly Weiss
972-969-9174
Holly.Weiss@McKesson.com

Media Contact:
David Matthews
214-952-0833
David.Matthews@McKesson.com